    As filed with the Securities and Exchange Commission on March 29, 1999

                                                     Registration No. __________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           _________________________

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     Under

                          THE SECURITIES ACT OF 1933

                             ____________________


                        OAO TECHNOLOGY SOLUTIONS, INC.
            (Exact name of registrant as specified in its charter)


            Delaware                                            52-1973990
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

   7500 Greenway Center Drive                                     20770
       Greenbelt, Maryland                                      (Zip Code)
      (Address of Principal
       Executive Offices)


          OAO TECHNOLOGY SOLUTIONS, INC. EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)

                              ____________________

                               Gregory A. Pratt
                     Chief Executive Officer and President
                          7500 Greenway Center Drive
                           Greenbelt, Maryland 20770
                                (301) 486-0400
                         (Name, address, and telephone
                         number, including area code,
                             of agent for service)

                        CALCULATION OF REGISTRATION FEE

===========================================================================================
Title of                      Amount         Proposed           Proposed        Amount of
Securities to                 To Be           Maximum           Maximum        Registration
Be Registered             Registered (1)  Offering Price       Aggregate           Fee
                                           Per Share (2)   Offering Price (2)
-------------------------------------------------------------------------------------------
Common Stock, $.01 par        1,000,000        3.375           3,375,000.00     $938.25
value.................
===========================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the OAO Technology Solutions, Inc. Employee Stock Purchase Plan described herein.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the aggregate offering price and the amount of the registration fee based upon the average of the high and low prices reported for the shares on NASDAQ on March 26, 1999.



The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION. *

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION. *

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by OAO Technology Solutions, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement.

         (A) Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         (C) The description of the Company's Common Stock contained in the Registration Statement Form 8-A filed by the Company on October 6, 1997 to register such securities under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

         Section 145 further provides that the indemnification provisions of
Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. The certificate of incorporation of the Company provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the corporation or its stockholders.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section
145. The Company has a directors and officers liability insurance policy that affords directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence and wrongful acts.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibits listed on the Index of Exhibits attached hereto are incorporated by reference and are part of this Registration Statement.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Company hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Company hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Greenbelt, State of Maryland, on March 29, 1999.

                                        OAO TECHNOLOGY SOLUTIONS, INC.


                                        By:/s/ Gregory A. Pratt
                                           -------------------------------------
                                           Gregory A. Pratt
                                           Chief Executive Officer and President

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory A. Pratt and J. Jeffrey Fox, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of March 29, 1999.

Name                                        Title(s)
----                                        --------

/s/ Gregory A. Pratt                        Chief Executive Officer,
----------------------------------------    President and Director
Gregory A. Pratt


/s/ J. Jeffrey Fox                          Vice-President of Finance
----------------------------------------    and Chief Financial Officer
J. Jeffrey Fox


/s/ Jerry L. Johnson                        Chairman of the Board of Directors
----------------------------------------
Jerry L. Johnson


/s/ Cecile D. Barker                        Director
----------------------------------------
Cecile D. Barker


/s/ Thomas C. Lynch                         Director
----------------------------------------
Thomas C. Lynch


/s/ Frank B. Foster, III                    Director
----------------------------------------
Frank B. Foster, III


/s/ Yvonne Brathwaite Burke                 Director
----------------------------------------
Yvonne Brathwaite Burke


/s/ John Lehman                             Director
----------------------------------------
John Lehman


/s/ William R. Hill                         Director
----------------------------------------
William R. Hill

                               INDEX TO EXHIBITS
                               -----------------


Exhibit Number      Exhibit
--------------      -------


   4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to the respective exhibit to the Company's Registration Statement on Form S-1 (Registration No. 333-00796) declared effective on October 22, 1998).

   4.2 Amended and Restated Bylaws of the Company (incorporated by reference to the respective exhibit to the Company's Registration Statement on Form S-1 (Registration No. 333-00796) declared effective on October 22, 1998).

   4.4              OAO Technology Solutions, Inc. Employee Stock Purchase Plan

   5.1              Opinion of Counsel

   23.1             Consent of Counsel
                    (included in Exhibit 5.1)

   23.2             Consent of Deloitte & Touche LLP

   24.1             Power of Attorney (See page 5 of this Registration
                    Statement)